Exhibit 1.2

PLACEMENT AGENCY AGREEMENT

August 6, 2025

Belite Bio, Inc

12750 High Bluff Drive, Suite 475
San Diego, CA 92130

Attention:	Yu-Hsin Lin, M.B.A., Ph.D.
Chief Executive Officer

Ladies and Gentlemen:

This Placement Agency Agreement (the “Agreement”) sets forth the terms and conditions upon which Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan Partners” or the “Placement Agent”), shall be engaged by Belite Bio, Inc, a company organized under the law of the Cayman Islands (the “Company”), to act as its exclusive placement agent in connection with the registered direct offering (hereinafter referred to as the “Placement”) of (i) American Depositary Shares (“ADSs”), each ADS representing one ordinary share, par value $0.0001 per share of the Company (each an “Ordinary Share” and collectively, “Ordinary Shares”, and the ADSs offered in the Placement, the “Placement ADSs”) and (ii) warrants (the “Warrants”), each Warrant exercisable for one ADS at an exercise price of $65.00 per ADS. The ADSs issuable upon exercise of the Warrants are referred to as the “Warrant ADSs”. The Ordinary Shares represented by the Placement ADSs and the Ordinary Shares represented by the Warrant ADSs are referred to as the “Shares” and the “Warrant Shares”, respectively. The Placement ADSs, Shares, the Warrants, the Warrant ADSs and the Warrant Shares are collectively referred to as the “Placement Securities”.

The terms of the Placement and the Placement Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Placement Securities or complete the Placement. The date of the closing of the Placement shall be referred to herein as the “Closing Date”. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase any Placement Securities and does not ensure the successful placement of the Placement Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may, with the prior written consent of the Company, retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with the Placement. The sale of the Placement Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) by and among the Company and such Purchaser substantially in the form of Exhibit A hereto. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

SECTION 1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

A. Representations, Warranties and Covenants of the Company. With respect to the Placement Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any holders of five percent (5.0%) or more of the issued and outstanding Ordinary Shares (including Ordinary Shares held in the form of ADSs).

B. Additional Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of independent public accountants registered with the Public Company Accounting Oversight Board (“PCAOB”); (ii) a competent depositary bank with respect to the ADSs and (iii) a competent registrar and transfer agent with respect to the Ordinary Shares, in each of (i), (ii) and (iii), for a period of five (5) years after the Closing Date.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA; (ii) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) is licensed as a broker-dealer under the laws of the states or other jurisdictions of the United States of America, applicable to the offers and sales of the Placement Securities by the Placement Agent; (iv) is and will be a company validly existing under the laws of its place of organization, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent shall immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION.

A. Cash Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees a total cash fee equal to six and one-half percent. (6.5%) of the gross proceeds from the Placement.

B. Reduction of Compensation. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein should FINRA make a determination that the Placement Agent’s aggregate compensation for the Placement is in excess of that permitted under FINRA rules or that the terms thereof require adjustment.

SECTION 4. EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Placement Securities (including all printing and engraving costs); (ii) all fees and expenses of the Depositary for the ADSs, including all expenses relating to the registration of the Placement Securities with the Securities and Exchange Commission (the “Commission”); (iii) all fees and expenses of any registrar and transfer agent for the Ordinary Shares; (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Securities; (v) all fees and expenses of the Company’s U.S., Cayman Islands and any other counsel, its independent public or certified public accountants and other advisors; (vi) all filing fees and communication expenses relating to the registration of the Placement Securities with the Commission; (vii) all filing fees and communication expenses associated with the review of the Placement by FINRA; (viii) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Securities for offer and sale under the state securities or “blue sky” laws or the securities laws of any other country; (ix) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), and the Prospectus and the Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; and (x) the fees and expenses associated with the listing of the Placement ADSs on The Nasdaq Stock Market LLC (“Nasdaq”), including any fees of the Depositary Trust Company. For the avoidance of doubt, all fees and expenses incurred by the Placement Agent in connection with the Placement, including expenses relating to the engagement of legal counsel, will be borne by the Placement Agent. The Placement Agent may deduct from the net proceeds of the Placement payable to the Company on the Closing Date, the expenses set forth herein to be paid by the Company to the Placement Agent, to the extent not already paid.

SECTION 5. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Placement Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement or the Purchase Agreement, including, without limitation, any failure by the Company to obtain any required consent, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from a Placement Agent’s willful misconduct or gross negligence in performing the services described herein.

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld.

C. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

E. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 6. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the Closing Date under the Purchase Agreement. The date of termination of this Agreement is referred to herein as the “Termination Date”. In the event, however, in the course of the Placement Agent’s performance of due diligence it deems, it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees pursuant to Section 3 hereof with respect to the Placement Securities if sold in the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees due to the Placement Agent as set forth in Section 3 shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 7. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Placement Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall have received the following on the Closing Date:

(i)        the favorable opinion of O’Melveny & Myers LLP, U.S. counsel to the Company, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent; and

(ii)       the favorable opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Company, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

C. The Company shall have delivered to the Placement Agent the following certificates:

(i)        an Officer’s Certificate, dated the Closing Date, of its chief executive officer or its chief financial officer certifying that (a) such officer has carefully examined the Registration Statement, the Prospectus and the Prospectus Supplement relating to the Placement and, in their opinion, the Registration Statement and each amendment thereto, as of the date such Registration Statement became effective and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and the Prospectus Supplement, as of their respective dates and as of the Closing Date, and each amendment or supplement thereto, as of the respective dates thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; (b) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus, or the Prospectus Supplement relating to the Placement; (c) to the best of such officer’s knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement and in the Purchase Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and thereunder at or prior to the Closing Date, and (d) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus or the Prospectus Supplement, any material adverse change in the financial position or results of operations of the Company, or any change or development that, individually or in the aggregate, involves a Material Adverse Effect, except as set forth in the therein;

(ii)      a Secretary’s Certificate, dated the Closing Date, of its corporate secretary certifying: (A) that each of the Company’s memorandum and articles of association is true and complete, has not been modified and is in full force and effect; (B) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; (C) as to the incumbency of the officers of the Company and (D) other certifications reasonably satisfactory to the Placement Agent, with the documents referred to in such certificate attached as exhibits or annexes to such certificate;

(iii)      a Chief Financial Officer’s Certificate, dated the Closing Date, of its chief financial officer regarding certain financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Prospectus Supplement and certifying as to other such matters and in form and substance as the Placement Agent may reasonably request; and

(iv)      a certificate, dated the Closing Date, of its chief executive officer or its chief financial officer relating to its intellectual property matters and in form and substance as the Placement Agent may reasonably request.

D. The Placement Agent shall have received an executed FINRA questionnaire from each of the Company, the Company’s executive officers and directors, and each holder of five percent (5.0%) or more of the issued and outstanding Ordinary Shares (including Ordinary Shares held in the form of ADSs).

E. On or prior to the date of this Agreement, the Company shall have delivered to the Placement Agent executed copies of the lock-up agreement, substantially in the form of Exhibit B hereto, from each of the executive officers and directors of the Company (the “Lock-Up Parties”). The Lock-Up Parties are set forth in Exhibit C hereto.

F. The Placement Agent shall have received on the Closing Date satisfactory evidence of the good standing of the Company in their respective jurisdictions of incorporation or organization, as applicable, and their good standing as foreign corporations in such other jurisdictions as the Placement Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions, dated no more than one (1) business day prior to such Closing Date.

G. The Placement ADSs shall have been registered pursuant to Section 12(b) under the Exchange Act. The Company shall have taken no action designed to, or likely to have the effect of terminating such registration under the Exchange Act or delisting or suspending from trading the ADSs from Nasdaq or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission, Nasdaq or other U.S. applicable national securities exchange is contemplating terminating such registration or listing. In addition, the Company shall have submitted a listing of additional shares notification form to Nasdaq with respect to the Placement ADSs and shall have received no objection thereto from Nasdaq.

H. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Placement Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Placement Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

I. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Placement Securities and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

J. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely in such state. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any dispute arising under this Agreement may be brought into the courts of the State of New York or of the United States of America, in each case sitting in the City and County of the State of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. WAIVER OF TRIAL BY JURY. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived by each of the parties.

SECTION 12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

SECTION 13. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

SECTION 14. AMENDMENT, MODIFICATION AND WAIVER. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company.

SECTION 15. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Placement Securities for the applicable statute of limitations.

SECTION 16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 17. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any business day, (c) the third Business Day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto. The term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York and Hong Kong are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay-at-home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York and Hong Kong generally are open for use by customers on such day.

SECTION 18. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 19. STANDSTILL. Without the prior written consent of the Placement Agent, from the date hereof until thirty (30) days after the Closing Date, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares (including Ordinary Shares in the form of ADSs) or ordinary share equivalents, other than an Exempt Issuance or (ii) file any registration statement or any amendment or supplement thereto. For purposes of this Agreement, “Exempt Issuance” means the issuance of (a) Ordinary Shares (including in the form of ADSs) or options to employees, officers or directors of the Company pursuant to any share or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issued and outstanding on the date of this Agreement upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Ordinary Shares or ADSs; provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, (c) the securities of the Company issued pursuant to the Purchase Agreement and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the period set forth in this Section 19 and provided further that any such issuance shall be only to a Person (or to the holders of equity of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

[Signature page follows]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning a copy of this Agreement to the Placement Agent.

Very truly yours,

TITAN PARTNERS GROUP LLC, A DIVISION OF AMERICAN CAPITAL PARTNERS, LLC

By:
Adam Sands
Authorized Representative

Address for notice:

Titan Partners Group LLC, a division of American Capital Partners, LLC 4 World Trade Center, 29th Floor New York, NY 10007 Attention: Adam Sands Email: notices@titanpartnersgrp.com

Accepted and agreed to as of the date first written above:

BELITE BIO, Inc

By:
Name:
Title:

Address for notice:

Belite Bio, Inc

12750 High Bluff Drive, Suite 475
San Diego, CA 92130

Attention: Yu-Hsin Lin, M.B.A., Ph.D., Chief Executive Officer

Email: hyc@belitebio.com

[Signature page to the Placement Agency Agreement dated August 6, 2025 between

Belite Bio, Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC]

Exhibit A

Form of Securities Purchase Agreement

A-1

Exhibit B

FORM OF LOCK-UP AGREEMENT

B-1

Exhibit C

LIST OF LOCK-UP PARTIES

Directors

Yu-Hsin Lin (CEO)

Hao-Yuan Chuang (CFO)

Xiao-Hui Chen

Wan-Shan Chen

I-Ta Lu

John Michael Longo

Gary Clark Biddle

Executive Officers

Nathan L. Mata (CSO)

Hendrik P.N. Scholl (CMO)

Major Shareholder

Lin Bioscience International Ltd

C-1